SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                    of 1934


          Date of Report (Date of earliest event reported) May 4, 1998





                             PS BUSINESS PARKS, INC.
             (Exact name of registrant as specified in its charter)


          California                    1-10709                     95-4300881
          ----------                    -------                     ----------
(State or Other Jurisdiction    (Commission File Number)         I.R.S. Employer
      of Incorporation)                                   Identification Number)


               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 4, 1998, PS Business Parks, Inc. (the "Company" or "PSB"), through its consolidated partnerships, acquired 28 commercial properties located in Texas and Oregon, containing approximately 2,265,000 net rentable square feet, and approximately 15 acres of vacant land from affiliates of Principal Mutual Life at an aggregate purchase price of approximately $190.5 million. The Company is not affiliated with the sellers and the purchase price was established through arm's length negotiation. The Company obtained the funds to acquire the facilities through a loan from Public Storage, Inc., an affiliate of the Company, bearing interest at LIBOR plus 1.25% (currently 6.9%)and maturing on December 31, 1998. The Company has repaid a portion of the loan from a recently completed sale of Common Stock and the Company expects to repay the balance through a private sale of securities.

     The following table provides certain information concerning the facilities acquired:

                                                                              Net Rentable         Occupancy
                                     Property Type       Purchase Price      Square Footage    at March 31, 1998
                                     -------------       --------------      --------------    -----------------
        Beaverton, Oregon              Industrial       $  15,946,000            131,000             100%
                                         & Office
        Beaverton, Oregon              Industrial           5,234,200             43,000              83%
                                         & Office
        Beaverton, Oregon              Industrial           6,609,700             54,300             100%
                                         & Office
        Beaverton, Oregon              Industrial          10,456,200             85,900             100%
                                         & Office
        Beaverton, Oregon              Industrial          11,454,400             94,100             100%
                                         & Office
        Beaverton, Oregon              Industrial          15,230,100            155,800             100%
                                         & Office
        Beaverton, Oregon              Industrial           3,225,900             33,000             100%
                                         & Office
        Beaverton, Oregon              Industrial           1,974,600             20,200             100%
                                         & Office
        Beaverton, Oregon              Industrial           5,317,800             54,400             100%
                                         & Office
        Beaverton, Oregon              Industrial           5,298,300             54,200             100%
                                         & Office
        Beaverton, Oregon                Office             4,477,200             45,800              98%
        Beaverton, Oregon              Industrial           7,351,100             75,200             100%
                                         & Office
        Beaverton, Oregon              Industrial          11,525,300            117,900             100%
                                         & Office
        Beaverton, Oregon              Industrial           3,509,400             35,900              94%
                                         & Office
        Richardson, Texas              Industrial           4,510,300            116,800              88%
                                         & Office
        Plano, Texas                   Industrial           8,636,100            184,800             100%
                                         & Office
        Dallas, Texas                  Industrial           7,100,000            193,300              85%
                                         & Office
        Dallas, Texas                  Industrial           1,766,600             44,600              81%
                                         & Office
        Irving, Texas                  Industrial           2,716,000             35,000             100%
                                         & Office
        Irving, Texas                  Industrial           4,368,800             56,300             100%
                                         & Office
        Irving, Texas                  Industrial           3,360,000             43,300              99%
                                         & Office
        Irving, Texas                  Industrial           1,714,900             22,100             100%
                                         & Office
        Irving, Texas                  Industrial          17,940,900            231,200             100%
        Irving, Texas                  Industrial           5,424,100             69,900             100%
                                         & Office
        Irving, Texas                  Industrial           2,599,600             33,500             100%
                                         & Office
        Irving, Texas                  Industrial           6,409,700             82,600             100%
                                         & Office
        Irving, Texas(1)               Industrial           3,802,400             49,000             100%
                                         & Office
        Irving, Texas(2)               Industrial           7,930,600            102,200             100%
                                         & Office
        Subtotal - operating                          --------------------  ----------------  -------------------
        facilities                                        185,890,200          2,265,300              97%
        Vacant land - Beaverton,
        Oregon (approx. 15 acres)                           4,634,800                  -               -
        Totals                                        ====================  ================  ===================
                                                        $ 190,525,000          2,265,300              97%

          (1)  Property development  completed in 1997; first occupancy occurred in July 1997 and property fully occupied in December 1997.
          (2)  Property  development  completed in 1998; property was pre-leased
               with  leases   covering  100%  of  the  rentable  square  footage
               commencing in first quarter of 1998.

     Reference is made to Item 7 for the financial statements of the facilities acquired for the year ended December 31, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)(iii) Financial Statements specified by Rule 3.14 of Regulation S-X

                  Report of Independent Auditors

                  Combined Statement of Revenues and Certain Operating Expenses
                     for the Year Ended December 31, 1997

                  Notes to Consolidated Financial Statements

         (b)      Pro forma Consolidated Financial Statements

         (c)      Exhibits

         10.1 Real Estate Purchase and Sale Agreement by and between Petula Associates, Ltd. and Equity FC, Ltd. (Seller) and PS Business Parks, LP (Buyer)

         10.2 Real Estate Purchase and Sale Agreement by and between Principal Mutual Life Insurance Company and Petula Associates, Ltd. (Seller) and PS Business Parks, LP (Buyer)

         10.3 Real Estate Purchase and Sale Agreement by and between Principal Mutual Life Insurance Company (Seller) and TPLP Office Park Properties, a Texas limited partnership (Buyer)


         10.4 Real Estate Purchase and Sale Agreement by and between Petula Associates, Ltd. (Seller) and TPLP Office Park Properties, a Texas limited partnership (Buyer)

         23.      Consent of Independent Auditors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PS BUSINESS PARKS, INC.


     Date:  May 12, 1998             By: /s/ Ronald L. Havner, Jr.
                                         --------------------------
                                         Ronald L. Havner, Jr.
                                         President and Chief Executive Officer

Item 7 (a) (iii)


                         Report of Independent Auditors






The Board of Directors
PS Business Parks, Inc.


We have audited the accompanying combined statement of revenues and certain operating expenses (combined statement) of the Principal Properties (as defined in Note 1 to the combined statement) for the year ended December 31, 1997. The combined statement is the responsibility of management of the Principal Properties. Our responsibility is to express an opinion on the combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined statement presents fairly, in all material respects, the combined revenues and certain operating expenses of the Principal Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                          /s/ ERNST & YOUNG LLP


Des Moines, Iowa
April 21, 1998

                              Principal Properties

                         Combined Statement of Revenues
                         and Certain Operating Expenses

                          Year ended December 31, 1997




Revenues:
   Rental income                                                 $17,111,000
   Reimbursement of expenses by tenants                            2,750,000
                                                            -------------------
                                                                  19,861,000

Certain operating expenses:
   Repairs and maintenance                                         1,175,000
   Landscaping                                                       381,000
   Utilities                                                         595,000
   Insurance                                                          57,000
   Property taxes                                                  1,697,000
   Other                                                             255,000
                                                            -------------------
                                                                   4,160,000
                                                            ===================
Excess of revenues over certain operating expenses               $15,701,000
                                                            ===================



SEE ACCOMPANYING NOTES.

                              Principal Properties

                     Notes to Combined Statement of Revenues
                         and Certain Operating Expenses




1. Background and Basis of Combination

The accompanying combined statement of revenues and certain operating expenses (combined statement) includes the accounts of certain retail and service center real estate assets (the "Principal Properties") located in Texas and Oregon to be acquired by PS Business Parks, L.P. The combined statement is prepared in order to comply with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission. The combined statement includes only the accounts and activities of the Principal Properties. Items which are not comparable to the future operations of the Principal Properties have been excluded. Such items include mortgage interest, depreciation, management fees and interest income.

An audited combined statement is being presented for the most recent year available instead of the three most recent years based on the following factors:
(i) the Principal  Properties are to be acquired from an unaffiliated  party and
(ii) based on the investigation of the Principal Properties by the management of PS Business Parks, L.P., it is not aware of any material factors relating to the Principal Properties that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by PS Business Parks, L.P. as described below.

In the decision to acquire the Principal Properties, PS Business Parks, L.P. considered the competition from other commercial property owners, the locations, the leases, the rental rates and the occupancy levels of the properties.

                              Principal Properties

                     Notes to Combined Statement of Revenues
                   and Certain Operating Expenses (continued)




2. Summary of Significant Accounting Policies

Revenue Recognition

The leases of the Principal Properties are accounted for as operating leases. Rent revenues are recognized using the straight-line basis over the respective lease terms. Reimbursements from tenants are recognized as income in the period the applicable costs are accrued.

Allowances for Uncollectible Accounts

Management periodically evaluates amounts billed to tenants and accrued reimbursements from tenants and adjusts the allowances for doubtful accounts to reflect the amounts estimated to be uncollectible. Amounts determined to be uncollectible are included in operating expenses.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management of the Principal Properties to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.


3. Leases

Future minimum rental revenues under noncancelable leases as of December 31, 1997 are as follows:

   1998                                                   $19,437,000
   1999                                                    18,763,000
   2000                                                    15,383,000
   2001                                                    11,953,000
   2002                                                     9,756,000
   Thereafter                                              14,584,000
                                                     ------------------
                                                          $89,876,000
                                                     ==================

Item 7 (b)    PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

PS Business Parks, Inc. (the "Company" or "PSB") is the successor to American Office Park Properties, Inc. ("AOPP") and the survivor in the merger (the "Merger") of PSB into Public Storage Properties XI, Inc. ("PSP11") on March 17, 1998. Based upon the terms of the merger (see below), for financial reporting and accounting purposes the merger has been accounted for as a reverse acquisition whereby PSB is deemed to have acquired PSP11. However, PSP11 is the continuing legal entity and registrant for both Securities and Exchange
Commission filing purposes and income tax reporting purposes. All subsequent references to PSB prior to March 17, 1998, refer to AOPP.

The following unaudited pro forma consolidated financial statements were prepared to reflect the acquisition of real estate facilities acquired by PSB on May 4, 1998, through its consolidated partnerships. Pursuant to the acquisition, PSB acquired 14 properties located in Oregon, 14 properties located in Texas and approximately 15 acres of vacant land in Oregon (collectively the "Principal Properties") for an aggregate cost of approximately $190.5 million in cash. PSB used available cash, proceeds from the issuance of common stock, and borrowings from Public Storage, Inc. to fund the transaction.

In addition, the pro forma consolidated financial statements reflect the March 17, 1998 Merger, which is described in the Public Storage Properties XI, Inc. Proxy Statement and Prospectus dated February 5, 1998 (the "Proxy Statement"). Pursuant to the Merger:

     *    PSB merged into PSP11.

     * Each outstanding share of PSP11 Common Stock, with the exception of 106,155 shares which elected to receive $20.50 in cash per share, continues to be owned by current holders.

     * Each share of PSP11 Common Stock Series B and each share of PSP11 Common Stock Series C converted into .8641 share of PSP11 Common Stock.

     * Each share of PSB Common Stock converted into 1.18 shares of PSP11 Common Stock.

     * The surviving corporation in the Merger was renamed PS Business Parks, Inc.

     * Concurrent with the Merger, PSP11 exchanged (the "Exchange") 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by Public Storage, Inc. ("PSI").

The Merger has been accounted for as a reverse merger whereby PSB is treated as the accounting acquirer using the purchase method. This has been determined based upon the following:

     * The former shareholders and unitholders of PSB own in excess of 80% of the merged companies.

     * The business focus post Merger will continue to be that of PSB's which includes the acquisition, ownership and management of commercial properties. Prior to the Merger, PSP11's business focus has been primarily on the ownership and operation of its self-storage facilities which represented approximately 81% of its portfolio.

In addition to adjustments to reflect the acquisition of the Principal Properties and the Merger, pro forma adjustments were made to reflect the following transactions (all share and Operating Partnership unit amounts have been adjusted to reflect the conversion factor of 1.18 pursuant to the Merger):

     1. On April 1, 1997, PSB (through the operating partnership) acquired four commercial properties from PSI in exchange for 1,480,968 OP Units.

     2. On July 31, 1997, PSB acquired two commercial properties from an unaffiliated third party for cash totaling $33,310,000. PSB raised the cash for this acquisition by issuing 2,025,769 shares of PSB Common Stock primarily to PSI for cash totaling $33,800,000.

     3. On September 24, 1997, PSB acquired one commercial property (the "Largo Property") from an unaffiliated third party for an aggregate cost of $10,283,000, consisting of cash of $9,959,000 and the issuance of 14,384 Operating Partnership units ("OP Units") having a value of $324,000.

     4. On December 10, 1997, PSB purchased a commercial property (the "Northpointe Property") for $3,854,000, consisting of cash of $3,554,000 and the issuance of 13,111 OP Units having a value of $300,000.

     5. On December 24, 1997, PSB completed a transaction whereby PSB issued 1,785,007 OP Units and 3,504,758 shares of PSB common stock to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to PSB six commercial properties (the "Acquiport Properties" - $118,655,000) and $1,000,000 cash. PSB incurred $3,300,000 in transaction costs. On January 9, 1998, the subsidiary of the state pension fund exercised its option to convert its OP Units into shares of PSB common stock on a one-for-one basis.

     6. In January 1998, PSB entered into an agreement with a group of institutional investors under which PSB would issue up to 6,744,074 shares of PSB common stock at $22.88 per share in separate tranches. The first tranche, 2,185,189 shares or $50.0 million, was issued in January 1998. The remainder of the shares ($105 million) were issued on May 6, 1998. The funds were used to finance a portion of the acquisition cost of the Principal Properties.

     7.   On  January  13,  1998,  PSB  purchased  a  commercial  property  (the
          "Ammendale   Property")  for   $22,518,000,   consisting  of  cash  of
          $22,325,000 and the issuance of 8,428 OP Units having a value of $193,000.

     8. In March 1998, PSB purchased two commercial properties (the "March Acquisitions", referred to in the Proxy Statement dated February 5, 1998 as the "Proposed Acquisition Properties") from unaffiliated third parties for an aggregate cost of $32,916,000, composed of $17,377,000 cash, the issuance of 44,250 OP Units having a value of $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

The pro forma consolidated balance sheet at December 31, 1997 has been prepared to reflect (i) the aforementioned acquisitions and proposed acquisitions of commercial properties which occurred after December 31, 1997, (ii) the related conversion of OP Units to PSB Common Stock by the subsidiary of the state pension fund, (iii) the issuance of $155.0 million of PSB Common Stock to institutional investors, and (iv) the Merger transaction between PSB and PSP11.

The pro forma consolidated statement of income for the year ended December 31, 1997 has been prepared assuming (i) the aforementioned acquisitions and proposed acquisitions of commercial properties (ii) the issuance of $155.0 million of PSB Common Stock to institutional investors, and (iii) the Merger between PSB and PSP11, as if all such transactions were completed at the beginning of fiscal 1997. The operations of all property acquisitions are based on the historical operating results for 1997. The operations of the Principal Properties include minimal, if any, operations in 1997 for two facilities for which construction was completed in late 1997 and early 1998 and for a parcel of vacant land. The consideration paid related to these three properties is approximately $16.4 million of the $190.5 million purchase price for the entire portfolio.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that PSP11 and PSB believe are reasonable in the circumstances. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of PSP11, PSB, and certain financial information with respect to properties acquired. (SEE "FINANCIAL STATEMENTS -ACQUIRED PROPERTIES, -PSI EXCHANGE PROPERTIES, -BALDON PROPERTIES, -LARGO PROPERTY, -ACQUIPORT PROPERTIES, -PROPOSED ACQUISITION PROPERTIES, -NORTHPOINTE PROPERTY, AND -AMMENDALE PROPERTY INCLUDED IN THE ABOVE REFERENCED PROXY STATEMENT). The following pro forma consolidated financial statements do not purport to represent what PSB's results of operations would actually have been if the transactions in fact had occurred at the beginning of fiscal 1997 or to project PSB's results of operations for any future date or period.


                             PS BUSINESS PARKS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)
             (Amounts in thousands, except share and per share data)

                                                                                    PSB
                                                      -------------------------------------------------------------

                                                                          Pro Forma Adjustments
                                                                          ---------------------
                                                                        Property          Other             PSB
                       ASSETS                              PSB        Acquisitions     Adjustments      Pre-Merger
                                                      (Historical)      (Note 1)         (Note 2)       (Pro Forma)
                                                      ------------   --------------   -------------   -------------
Cash and cash equivalents                             $     3,884    $     (148,227)  $     146,200   $       1,857
Real estate facilities, net of accumulated                314,238           245,959               -         560,197
   depreciation
Intangible assets, net of accumulated amortization          3,272                 -               -           3,272
Other assets                                                2,060                 -               -           2,060
Purchase cost                                                   -                 -               -               -
                                                      ------------   --------------   -------------   -------------
     Total assets                                     $   323,454    $       97,732   $     146,200   $     567,386
                                                      ============   ==============   =============   =============
        LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued and other liabilities                         $     8,331    $            -   $      (2,900)  $       5,431
Notes payable                                               3,500            96,526          (3,500)         96,526
Minority interest                                         168,665             1,206         (24,663)        145,208
Shareholder's equity:
   Common stock , $.10 par value, 100,000,000 shares authorized 7,728,000 issued and outstanding (18,570,827 pro forma shares
      issued and outstanding)                                 773                               856           1,629
   Series A                                                     -                 -               -               -
   Series B                                                     -                 -               -               -
   Series C                                                     -                 -               -               -
   Paid-in capital                                        142,581                           176,407         318,988
   Cumulative net income                                    3,154                 -               -           3,154
   Cumulative distribution paid                            (3,550)                -               -          (3,550)
                                                      ------------   --------------   -------------   -------------
       Total shareholders' equity                         142,958                 -         177,263         320,221
                                                      ------------   --------------   -------------   -------------
   Total liabilities and shareholders' equity         $   323,454    $       97,732   $     146,200   $     567,386
                                                      ============   ==============   =============   =============

Book value per share of common stock (Note 4)         $     18.50                                    $        19.66
                                                      ============                                    =============
Shares outstanding                                      7,728,309                                        16,287,390
                                                      ============                                    =============


                             PS BUSINESS PARKS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)
             (Amounts in thousands, except share and per share data)



                                                                         Pro Forma Merger
                                                                           Adjustments
                                                                           -----------
                                                                                                     PSB
                       ASSETS                            PSP11        Purchase     Valuation     Post-Merger
                                                      (Historical)    (Note 3)      (Note 3)     (Pro Forma)
                                                      ------------  -----------   ------------  -------------
Cash and cash equivalents                             $     2,455   $    (2,976)  $         -   $       1,336
Real estate facilities, net of accumulated                 25,937             -        23,156         609,290
   depreciation
Intangible assets, net of accumulated amortization              -             -        (1,540)          1,732
Other assets                                                  454             -             -           2,514
Purchase cost                                                   -        48,987       (48,987)              -
                                                      ------------  -----------   ------------  -------------
     Total assets                                     $    28,846   $    46,011   $   (27,371)  $     614,872
                                                      ============  ===========   ============  =============
        LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued and other liabilities                         $     1,475   $         -   $         -   $       6,906
Notes payable                                                   -             -             -          96,526
Minority interest                                               -             -             -         145,208
Shareholder's equity:
   Common stock , $.10 par value, 100,000,000 shares
      and outstanding (18,570,827 pro forma shares
      issued and outstanding)                                   -           228             -           1,857
   Series A                                                    18             -           (18)              -
   Series B                                                     2             -            (2)              -
   Series C                                                     5             -            (5)              -
   Paid-in capital                                         32,421        45,783       (32,421)        364,771
   Cumulative net income                                   29,451             -       (29,451)          3,154
   Cumulative distribution paid                           (34,526)            -        34,526          (3,550)
                                                      ------------  -----------   ------------  -------------
       Total shareholders' equity                          27,371        46,011       (27,371)        366,232
                                                      ------------  -----------   ------------  -------------
   Total liabilities and shareholders' equity         $    28,846   $    46,011   $   (27,371)  $     614,872
                                                      ============  ===========   ============  =============

Book value per share of common stock (Note 4)         $     10.83                               $       19.72
                                                      ============                              =============
Shares outstanding                                      2,527,008                                  18,570,827
                                                      ============                              =============


         See Accompanying Notes to Pro Forma Consolidated Balance Sheet.
                                       12

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)


1.   ACQUISITION OF REAL ESTATE FACILITIES
     -------------------------------------
     On January 13, 1998, PSB purchased the Ammendale property for an aggregate cost of $22,518,000 consisting of $22,325,000 cash and the issuance of 8,428 OP Units having a value of $193,000.

     In March 1998, PSB purchased two commercial properties (the "March Acquisitions," referred to as the "Proposed Acquisition Properties" in the Proxy Statement dated February 5, 1998) from unaffiliated third parties for an aggregate cost of $32,916,000, composed of $17,377,000 cash, the issuance of 44,250 OP Units having a value of $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

     On May 4, 1998, PSB acquired the Principal Properties for an aggregate cost of approximately $190.5 million in cash. PSB financed the transaction with cash on hand, cash proceeds from the issuance of common stock to institutional investors in May 1998, and borrowings from an affiliate.

     The following pro forma adjustments have been made to the pro forma consolidated balance sheet as of December 31, 1997 to reflect the acquisition and proposed acquisitions of the above commercial properties and the related issuance of OP Units:

                                                                                               in (000's)
                                                                                               ----------
     *    Cash and cash equivalents has been decreased to reflect the cash portion of the acquisition cost of the properties purchased, as follows:
              March Acquisitions................................................            $    (17,377)
              Ammendale Property................................................                 (22,325)
              Principal Properties..............................................                (190,525)
              Borrowings from Affiliate.........................................                  82,000
                                                                                               ----------
                                                                                            $   (148,227)
                                                                                               ==========

     *    Real estate facilities has been adjusted to reflect the
          acquisition cost of the facilities acquired:
              March Acquisitions................................................            $     32,916
              Ammendale Property................................................                  22,518
              Principal Properties..............................................                 190,525
                                                                                               ----------
                                                                                            $    245,959
                                                                                               ==========

     *    Notes payable has been increased to reflect:
              March Acquisitions (debt assumed).................................            $     14,526
              Borrowings from Affiliate.........................................                  82,000
                                                                                               ----------
                                                                                            $     96,526
                                                                                               ==========

     *    Minority interest has been increased to reflect the issuance of 52,678 OP Units in connection  with the  acquisition of the
          March Acquisitions and Ammendale properties...........................            $      1,206
                                                                                               ==========

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

2.   OTHER ADJUSTMENTS
     -----------------

     On December 24, 1997, PSB completed a transaction whereby PSB issued 1,785,007 OP Units and 3,504,758 shares of PSB common stock to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to PSB six commercial properties ($118,655,000) and $1,000,000 cash. The Company incurred a total of $3,300,000 in transaction costs. Approximately $400,000 of these costs were paid in December 1997 and approximately $2,900,000 were paid in January 1998.

     On January 9, 1998, the subsidiary, which was issued OP Units, exercised its option to convert the OP Units into shares of PSB common stock on a one-for-one basis.

     In January 1998, PSB entered into an agreement with a group of institutional investors under which PSB would issue up to 6,744,074 shares of PSB common stock at $22.88 per share in separate tranches. The first tranche, 2,185,189 shares or $50.0 million, was issued in January 1998 and the remainder of the shares were issued in May 1998. Funds from the first tranche were utilized to repay a $3,500,000 loan due to an affiliate, to fund remaining unpaid costs related to the subsidiary of a state pension fund transaction, and to complete the real estate transactions that occurred during the first three months of 1998. The net proceeds from the shares issued in May 1998, were utilized to fund a portion of the acquisition cost of the Principal Properties.

     The following pro forma adjustments have been made to reflect the issuance of $155.0 million of PSB Common Stock to institutional investors, the conversion of the OP Units into shares of PSB stock, PSB's payoff of its loan from PSI, and the payment of remaining transaction costs for the subsidiary of the state pension fund transaction:

                                                                                             (in 000's)
                                                                                             ----------
     *    Cash and cash equivalents has been increased to reflect the net proceeds from the issuance of common stock to institutional investors
          (gross proceeds of $155,000,000 less estimated offering costs of
          $2,400,000)...........................................................         $       152,600

     *    Cash and cash equivalents have been decreased to reflect the
          utilization   of  a   portion   of  the   proceeds   from  the
          institutional  investors to repay the  $3,500,000  loan due to
          PSI, and to reflect the payment of $2,900,000 in transaction costs
          which were unpaid and accrued at December 31, 1997....................                  (6,400)
                                                                                               ----------
                                                                                         $       146,200
                                                                                               ==========

     *    Accounts payable and accrued liabilities have been reduced to reflect the payment of transaction costs which were unpaid and accrued at
          December 31, 1997.....................................................         $        (2,900)
                                                                                               ==========


     *    Notes payable have been reduced to reflect the repayment of a
          $3,500,000 loan due to PSI............................................         $        (3,500)
                                                                                               ==========


     *    Common Stock has been adjusted to reflect the following items:
          *   Conversion of 1,785,007 OP Units into PSB common stock............         $           179
          *   Issuance of 6,774,074 shares of PSB common stock to institutional
              investors.........................................................                     677
                                                                                               ----------
                                                                                         $           856
                                                                                               ==========

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

                                                                                             (in 000's)
                                                                                             ----------

     *    Paid in capital has been adjusted to reflect the following items:
          *   Conversion of 1,785,007 OP Units into PSB common stock............         $        24,484
          *   Issuance of 6,774,074 shares of PSB common stock to institutional
              investors ($152,600,000 net proceeds less $677,000 Par Value).....                 151,923
                                                                                               ----------

                                                                                         $       176,407
                                                                                               ==========

     *    Minority Interest has been adjusted to reflect the conversion of
          1,785,007 OP Units into PSB common stock..............................         $       (24,663)
                                                                                               ==========

3.   MERGER PRO FORMA ADJUSTMENTS
     -----------------------------

     The Merger will be accounted for using the purchase method of accounting with PSB being the accounting acquirer. The total purchase cost will be allocated to the acquired net assets of PSP11; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired, if any. Upon completion of the Merger, the outstanding shares of PSB common stock were converted into an aggregate of 11,698,505 shares of PSP11 Common Stock and the surviving entity was renamed "PS Business Parks, Inc."

     In determining the cost of the Merger, PSB evaluated as a measure of cost of the Merger (i) the aggregate fair value of PSP11's net assets acquired,
     (ii) the fair value of PSP11's Common Stock traded in the market, and (iii) the cash election price of $20.50 per share of PSP11 Common Stock. PSB determined that the use of the cash price of $20.50 was a reliable measure of the Merger cost; further, that such cash price was materially equivalent to the Merger cost had either of the other alternatives been chosen, based upon the following:

     * The fair value of the net assets of PSP11 were readily determinable as of August 15, 1997 (date the Merger was announced). Substantially all of the PSP11 assets were comprised of real estate facilities having current appraised values as determined by independent appraisers. The estimated fair value per share of PSP11 Common Stock at August 15, 1997 based upon the fair values of the net assets was approximately
          $20.50 per share.

     * Since PSB is the accounting acquirer, PSB's common stock market price would have been an indicator of the Merger cost. However, PSB's common stock was not publicly traded, accordingly, PSB evaluated PSP11's common stock as a determination of PSB's implied common stock value.
          The market price of PSP11's  Common Stock from January 1, 1997 through
          August 15, 1997 ranged from $20-3/8 to $19-3/8. The closing price of PSP11's Common Stock on August 15, 1997, was $20.00. PSP11's trading price for the one month period after the announcement of the proposed
          Merger traded in the range from $19-15/16 to $20-9/16.

     * Each outstanding share of PSP11 Common Stock with the exception of 106,155 shares, which elected to receive $20.50 in cash per share, continued to be owned by current holders.

     In determining the fair value of the net assets to be acquired, historical carrying values as of December 31, 1997 were used with respect to PSP11's other assets and accrued liabilities since they approximate fair value and appraised values were used for PSP11's real estate facilities. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:


                                       15


                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

                                                                                                     (in 000's)
                                                                                                     ----------
     PURCHASE COST:
     --------------

     *    Issuance  of  1,713,782  shares of Common  Stock to  PSP11's  Series A common shareholders (1,819,937 shares outstanding less shares electing
          cash of 106,155) at $20.50 per share..................................                    $   35,133
     *    Issuance of 569,655  shares of Common  Stock to the holders of PSP11's
          Common  Stock  Series  B  and  Series  C  (707,071   combined   shares
          outstanding  less  cancellation  of  47,824  shares  of  Series  C the remaining of which is multiplied by the conversion ratio of 0.8641) at
          $20.50 per share......................................................                        11,678
     *    Cash elections  (106,155  shares of the Series A Common Stock of PSP11
          elected to receive $20.50 per share in cash in the Merger)............                         2,176
                                                                                                     ----------
            Total Purchase Cost.................................................                    $   48,987
                                                                                                     ==========

     PRELIMINARY ALLOCATION OF PURCHASE COST:
     ----------------------------------------

          Cash..................................................................                    $    2,455
          Other assets..........................................................                           454
          Accrued and other liabilities.........................................                        (1,475)
          Real estate facilities (fair value of $48,000,000 less $447,000 of
          excess aggregate fair values of net assets acquired over purchase                             47,553
          cost).................................................................                     ----------
                                                                                                    $   48,987
                                                                                                     ==========

     The following pro forma adjustments have been made to reflect the Merger as of December 31, 1997:

     PURCHASE ADJUSTMENTS:
     ---------------------

     *    Cash and cash  equivalents  have  been  reduced  to  reflect  the cash
          necessary  to  satisfy  cash  elections   ($2,176,000)  combined  with
          estimated direct costs and expenses of the merger of $800,000.........                   $   (2,976)
                                                                                                     ==========

     *    Unallocated  purchase cost has been increased to reflect the aggregate
          purchase cost.........................................................                   $   48,987
                                                                                                     ==========

     *    Common  stock has been  increased to reflect the issuance of 2,283,437
          shares with a par value of $0.10 per share............................                   $      228
                                                                                                     ==========

     *    Paid-in  Capital has been  increased to reflect the issuance of common stock  ($46,811,000  less par value of $228,000 and  estimated  direct
          costs and expenses of the Merger of $800,000).........................                   $   45,783
                                                                                                     ==========

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

                                                                                                      (in 000's)
                                                                                                      ----------
         VALUATION ADJUSTMENTS:
         ----------------------

     *    Unallocated purchase cost has been decreased to reflect the allocation
          of the aggregate purchase cost........................................                    $  (48,987)
                                                                                                    ===========

     *    Real estate facilities has been increased to reflect the fair value of the real estate  facilities  to be  acquired  in the Merger  (purchase price  allocation of $47,553,000  plus related net historical  cost of management  contracts on PSB's books with  respect to such  properties
          ($1,540,000) less PSP11 historical net book value of $25,937,000).....                    $   23,156
                                                                                                    ===========

     *    PSB's   intangible   assets   have  been   reduced  to   reflect   the
          reclassification  to real estate  with  respect to the above pro forma
          adjustment............................................................                    $   (1,540)
                                                                                                    ===========

     *    PSP11's historical equity has been eliminated as follows:
          Series A common stock................................................                     $      (18)
          Series B common stock................................................                             (2)
          Series C common stock................................................                             (5)
          Paid-in-capital......................................................                        (32,421)
          Cumulative net income................................................                        (29,451)
          Cumulative distributions.............................................                         34,526
                                                                                                    -----------
                                                                                                    $  (27,371)
                                                                                                    ===========

EXCHANGE OF PROPERTIES
----------------------

     Concurrent  with the Merger,  PSP11  exchanged 11  mini-warehouses  and two
     properties  that  combine   mini-warehouse  and  commercial  space  for  11
     commercial properties owned by PSI. The fair value of the mini-warehouse facilities is approximately $42,400,000 compared to the fair value of the 11 commercial properties received of $42,900,000. Through the pro forma adjustments above, the commercial facilities are reflected on the pro forma consolidated balance sheet at their fair approximate values as a result of the accounting acquisition of PSP11 by PSB. No additional adjustments have been made to reflect the Exchange as the relative valuations are nearly the same.

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)


4.   BOOK VALUE PER SHARE OF COMMON STOCK
     ------------------------------------

     Book value per share has been determined by dividing total shareholders' equity by the outstanding shares of Common Stock. The following summarizes the shares outstanding:

                                                                                                 Common shares
                                                                                                   outstanding
                                                                                                   -----------
     *    PSB historical shares outstanding at December 31, 1997................                     7,728,309
     *    PSB shares  issued to  subsidiary  of state pension fund in connection
          with conversion of its OP Units into common stock of PSB..............                     1,785,007
     *    Pro forma shares issued to institutional investors....................                     6,774,074
                                                                                                   -----------
              Pre-Merger pro forma PSB shares outstanding.......................                    16,287,390

     *    PSP11's Series A shares (see "Purchase cost" above)...................                     1,713,782

     *    PSP11's Series B and C (see "Purchase cost" above)....................                       569,655
                                                                                                   -----------

              Post-Merger pro forma PSB shares outstanding......................                    18,570,827
                                                                                                   ===========



                             PS BUSINESS PARKS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                              PSB

                                           ------------------------------------------------------------------------------

                                                                       Pro Forma Adjustments
                                                          ----------------------------------------------
                                                          Acquisition of   Acquisition of
                                                            real estate     real estate from     Other            PSB
                                                PSB       from affiliates    third parties    adjustments      Pre-Merger
                                           (Historical)      (Note 1)         (Note 2)         (Note 3)      (Pro forma)
                                           ------------      --------         --------         --------      -----------
REVENUES:
   Rental income:
     Commercial properties                  $   30,169     $    1,038      $   46,885        $        -      $   78,092
     Mini-warehouse properties                       -              -               -                 -               -
   Facility management fees                        956            (52)              -                 -             904
   Interest and other income                       453              -               -                 -             453
                                           ------------      --------         --------         --------      -----------
                                                31,578            986          46,885                 -          79,449
                                           ------------      --------         --------         --------      -----------
EXPENSES:
   Cost of operations:
     Commercial properties                      12,330            363          12,415                 -          25,108
     Mini-warehouse properties                       -              -               -                 -               -
   Cost of managing facilities                     189            (12)              -                 -             177
   Depreciation and amortization                 5,195             92          10,863                 -          16,150
   General and administrative                    1,461              -               -               300           1,761
   Interest expense                                  1              -           7,665                 -           7,666
                                           ------------      --------         --------         --------      -----------
                                                19,176            443          30,943               300          50,862
                                           ------------      --------         --------         --------      -----------
   Income before minority interest in
     income                                     12,402            543          15,942              (300)         28,587
   Minority interest in income (Note 7)         (8,566)             -               -              (353)         (8,919)
                                           ------------      --------         --------         --------      -----------

   Net income (loss)                        $    3,836       $    543        $ 15,942          $   (653)     $   19,668
                                           ============      ========         ========         =========     ===========

   PER SHARE OF COMMON STOCK:
   Net income (Note 4 and 6)                $     1.23                                                       $     1.21
                                           ------------                                                      ===========
   Weighted average shares (Note 4 and 6)        3,117                                                           16,287
                                           ============                                                      ===========


                             PS BUSINESS PARKS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Amounts in thousands, except per share data)




                                                                Pro Forma
                                                                 Merger
                                                               Adjustments
                                                              -------------
                                                               Exchange of
                                                                real estate         PSB
                                                  PSP11         facilities      Post-Merger
                                              (Historical)      (Note 5)       (Pro forma)
                                              ------------      --------       -----------
REVENUES:
   Rental income:
     Commercial properties                    $    1,418      $    8,008       $   87,518
     Mini-warehouse properties                     6,143          (6,143)               -
   Facility management fees                            -            (471)             433
   Interest and other income                          82               -              535
                                              ------------      --------       -----------
                                                   7,643           1,394           88,486
                                              ------------      --------       -----------
EXPENSES:
   Cost of operations:
     Commercial properties                           682           3,271           29,061
     Mini-warehouse properties                     2,082          (2,082)               -
   Cost of managing facilities                         -             (93)              84
   Depreciation and amortization                   1,198             146           17,494
   General and administrative                        201               -            1,962
   Interest expense                                    -               -            7,666
                                              ------------      --------       -----------
                                                   4,163           1,242           56,267
                                              ------------      --------       -----------
   Income before minority interest in
     income                                        3,480             152           32,219
   Minority interest in income (Note 7)                -            (248)          (9,167)
                                              ------------      --------       -----------

   Net income (loss)                          $    3,480        $    (96)      $   23,052
                                              ============      ========       ===========

   PER SHARE OF COMMON STOCK:
   Net income (Note 4 and 6)                  $     1.38                       $     1.24
                                              ============                     ===========
   Weighted average shares (Note 4 and 6)          2,527                           18,571
                                              ============                     ===========

   See Accompanying Notes to Pro-Forma Consolidated Statements of Income.
                                       19

                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)



1. Acquisition of real estate facilities from affiliates (the "Acquired Properties")


     On April 1, 1997, the Operating Partnership acquired four commercial properties from PSI in exchange for 1,480,968 OP Units.

     The  following  pro  forma  adjustments  have  been  made to the pro  forma
     consolidated   statements  of  income  to  reflect  the  above  as  if  the transaction was completed as of January 1, 1997:

                                                                                         (in 000's)
                                                                                         ----------
     *    Rental income has been increased to reflect:
          *    the pro  forma  rental  income as if the real  estate  facilities acquired on April 1, 1997 were owned by PSB throughout the entire
               period..........................................................         $     4,127
          *    less the rental income with respect to these properties included
               in PSB's historical amounts......................................             (3,089)
                                                                                         ----------
                  Total incremental rental income...............................        $     1,038
                                                                                         ==========

          *   Facility  management  fee income has been  decreased to eliminate
              PSB's historical  management fee income (5% of rental income) with respect to the commercial properties acquired on April 1, 1997, as such fee is not collected
              on owned facilities...............................................       $       (52)
                                                                                         ==========

          *   Cost of operations has been increased as follows:
              *   To reflect  the pro forma cost of  operations  as if the real estate facilities  acquired on April 1, 1997 were owned by PSB
                  throughout the entire full period.............................        $     1,227
              *   The above adjustment excludes facility management fees,
                  accordingly, a pro forma adjustment has been made to reflect
                  the actual cost of management.................................                 41
              *   To eliminate cost of operations included in PSB's historical
                  amounts.......................................................               (905)
                                                                                         ==========
                      Total incremental cost of operations......................        $       363
                                                                                         ==========


           *  Cost of managing  facilities  has been decreased to eliminate the costs  associated  with the  management fee income with respect to the  properties  acquired  on  April 1,  1997.  The  reduction  in management fee income will result in a reduction in cost of
              operations with respect to facility management....................         $      (12)
                                                                                         ==========


           *  Depreciation has been increased to reflect the incremental depreciation of the commercial properties acquired on
              April 1, 1997.....................................................         $      92
                                                                                         ==========

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

2.       ACQUISITION OF REAL ESTATE FACILITIES FROM THIRD PARTIES
         --------------------------------------------------------

          During 1997 and 1998, PSB has completed the acquisition of several properties:

     * Baldon Properties: In July 1997, PSB issued 2,025,769 shares of common stock primarily to PSI for cash totaling $33,310,000. PSB used substantially all of the proceeds to acquire two commercial properties in July 1997 from an unaffiliated third party for $33,750,000 in cash.

     *    Largo  Property:  On September 24, 1997,  PSB acquired one  commercial
          property  for  an  aggregate  cost  of   $10,283,000,   consisting  of
          $9,959,000 cash and the issuance of 14,384 OP units having a value of $324,000.

     * On December 10, 1997, PSB purchased a commercial property (the "Northpointe Property") for $3,854,000, consisting of cash of $3,554,000 and the issuance of 13,111 OP units having a value of $300,000.

     * Acquiport Properties: On December 24, 1997, PSB completed a transaction where PSB issued 1,785,007 OP Units and 3,504,758 shares of PSB common stock to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to PSB six commercial properties ($118,655,000) and $1,000,000 cash. The Company incurred $3,300,000 in transaction costs. In January 1998, the subsidiary of the state pension fund exercised its option to convert the OP units into shares of PSB common stock.

     *    On  January  13,  1998,  PSB  purchased  a  commercial  property  (the
          "Ammendale   Property")  for   $22,518,000,   consisting  of  cash  of
          $22,325,000 and the issuance of 8,428 OP units having a value of $193,000.

     * March Acquisition Properties: In March 1998, PSB purchased two commercial properties from unaffiliated third parties for an aggregate cost of $32,916,000 consisting of cash totaling $17,377,000, the issuance of 44,250 OP Units having a value of $1,013,000 and the assumption of $14,526,000 of mortgage debt.

     * On May 4, 1998, PSB acquired the Principal Properties for an aggregate cost of approximately $190.5 million in cash. PSB financed the acquisition costs through the use of available cash, cash proceeds from the issuance of common stock in May 1998, and borrowings from an affiliate.

          The following pro forma adjustments have been made to reflect the operations of these properties as if such properties had been acquired at the beginning of the year:

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)



                                                                                                             (000's)
                                                                                                             -------
        *     Rental income has been  increased to reflect the pro forma rental income of the properties, as if these facilities were owned by PSB throughout 1997:
              *     Rental income for 1997 for the following properties:
                      Baldon properties .......................................................             $    6,570
                      Largo property...........................................................                  1,343
                      Acquiport  properties....................................................                 14,813
                      Northpointe Property.....................................................                    631
                      Ammendale Property.......................................................                  2,883
                      March Acquisitions.......................................................                  3,916
                      Principal Properties.....................................................                 19,861
               *   Less:  the portion of rental income with respect to these properties which
                   has been included in PSB's historical amounts...............................                 (3,132)
                                                                                                             ----------
                                                                                                            $   46,885
                                                                                                             ==========

               *  Cost of  operations  has been  increased  to reflect  the pro forma cost of operations of these properties,  as if they were owned by PSB throughout the entire period presented:
                  *  Cost  of  operations   for  the  entire  year's   properties'
                     historical operations:
                      Baldon.................................................................               $    2,280
                      Largo..................................................................                      367
                      Acquiport Properties...................................................                    3,059
                      Northpointe Property...................................................                      125
                      Ammendale Property.....................................................                      640
                      March Acquisitions.....................................................                    1,089
                      Principal Properties...................................................                    4,160
                      *  Less: the portion of cost of operations with respect to these
                         properties which has been included in PSB's historical amounts......                   (1,157)
                      *  Plus:  Pro forma adjustment to reflect additional estimated personnel
                         cost to manage the facilities and property taxes.....................                   1,852
                                                                                                             ==========
                                                                                                            $   12,415
                                                                                                             ==========

               *  Depreciation  has been  increased  to  reflect a full  year's
                  depreciation expense........................................................               $   10,863
                                                                                                             ==========

                * Interest expense has been increased to reflect the historical interest  expense  for  each  of the  periods  presented  with respect to the  assumption  of mortgage  notes payable and the borrowings from Public Storage, Inc. in
                  connection with the acquisition of the Principal Properties.................              $    7,665
                                                                                                             ==========



                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)

3.        Other pro forma adjustments
          ---------------------------

          *   A pro forma  adjustment  has been made to  increase  general  and administrative expense to reflect additional costs with respect to payroll as PSB hires
              acquisition and executive personnel.............................................              $      300
                                                                                                             ==========


          *   Many of the properties acquired were acquired by the consolidated
              Operating  Partnership  in  exchange  for OP  Units  of PSB.  Such ownership  interests are  represented as minority  interest in the
              consolidated  financial  statements.   Accordingly,  a  pro  forma
              adjustment has been made to increase "Minority interest in income"
              to  reflect  the  incremental  income  associated  with pro  forma adjustments  allocable to the minority interest  (representing the difference  between  the pro  forma  amounts  less the  historical amounts included in PSB's
              historical financial statements)................................................              $     (353)
                                                                                                             ==========

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)


4.        NET INCOME PER COMMON SHARE (PSB PRE-MERGER PRO FORMA) HAS BEEN COMPUTED AS FOLLOWS:
          ------------------------------------------------------------------------------------

                                                                                                           (000's)
                                                                                                        -------------
           Historical net income.........................................................               $   3,836,000

           Historical weighted average common shares.....................................                   3,116,688

           Historical net income per common share........................................               $       1.23

           Pro forma net income..........................................................               $  19,668,000

           Pro forma weighted average common shares (1)..................................                  16,287,390

           Pro forma net income per common share.........................................               $       1.21

----------------------------------------------------------------------------------------------------------------------------
           (1)
           Historical weighted average shares (common and equivalents)...................                   3,116,688
           Adjusted for:

               Issuance  of  common  shares  in  July  1997 in  connection  with property acquisitions  (2,025,769 shares less 851,507 included in the historical
                  amounts)...............................................................                   1,174,262

               Issuance of common stock to subsidiary of a state pension fund on
                  December  24,  1997  (3,504,758   shares  less  67,399  shares
                  included in the
                  historical amounts)....................................................                   3,437,359

               Issuance of common stock to subsidiary of a state pension fund in
                  connection with conversion of OP Units into common stock...............                   1,785,007

               Pro forma issuance of common stock to institutional investors.............                   6,774,074
                                                                                                        -------------

                    Total Pre-Merger pro forma weighted average shares...................                  16,287,390
                                                                                                        =============


5.       PRO FORMA MERGER ADJUSTMENTS - EXCHANGE OF PROPERTIES:
         ------------------------------------------------------

          Concurrent with the Merger, PSP11 exchanged 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by PSI.

                                                                                                                 (000's)
                                                                                                                 -------
           *   Rental  income-  commercial  properties  has been  increased  to reflect  the rental  income  with  respect  to the 11  commercial properties received through
               the Exchange..................................................................              $       8,008
                                                                                                           ==============


           *   Rental income-  mini-warehouses  has been decreased to eliminate
               the  rental   income  with  respect  to  the  11   mini-warehouse
               facilities and two properties that combine mini-warehouse and
               commercial space given up through the Exchange                                              $      (6,143)
                                                                                                           ==============

             *  A pro forma adjustment has been made to facility management fees to:
                *  eliminate the historical facility management fees related to 11 commercial properties acquired in the Exchange as such fee will no longer
                   be charged to these properties as PSB will own them.......................              $        (400)
                *  eliminate the historical facility management fees related to the two
                   commercial properties of PSP11 acquired in the Merger.....................                        (71)
                                                                                                           --------------
                                                                                                           $        (471)
                                                                                                           ==============

             *  A pro forma adjustment has been made to cost of operations to:
                *  eliminate  historical  management fees paid to PSB to manage
                   PSP11's  two  commercial  properties  which are  included  in historical amounts and as a
                   result of the Merger will no longer be incurred...........................              $         (71)
                *  reflect the cost of operations of the 11 commercial properties acquired
                   in the Exchange (before cost of management)...............................                      3,249
                *  reflect the cost of management for PSP11's two commercial properties and
                   the 11 commercial properties acquired in the Exchange.....................                         93
                                                                                                           --------------
                                                                                                           $       3,271
                                                                                                           ==============


            *  Cost  of  operations-  mini-warehouses  has  been  decreased  to
               eliminate  the  cost  of  operations   with  respect  to  the  11
               mini-warehouse   facilities  and  two  properties   that  combine
               mini-warehouse and commercial space given up through
               the Exchange..................................................................              $      (2,082)
                                                                                                           ==============


            *  Cost of managing  facilities has been decreased to eliminate the historical cost of managing the two PSP11  commercial  properties and the 11 commercial  properties acquired in the Exchange,  such costs are reclassified to Cost of
               operations- commercial properties.............................................              $         (93)
                                                                                                           ==============


                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)


                                                                                                                (000's)
                                                                                                           ---------------
           *  A pro forma adjustment has been made to depreciation  expense to eflect the:
                *   Eliminate the historical depreciation expense of PSP11's facilities......              $      (1,198)
                *   Record  depreciation  expense  based on the acquired cost of
                    the  remaining  PSP11  facilities   ($47,553,000   cost,  30%
                    allocated to land, the remaining cost allocated to buildings,
                    depreciated straight-line over 25 years).............................                           1,344
                                                                                                           --------------

                                                                                                           $         146
                                                                                                           ==============

           *   A pro forma  adjustment  has been made to increase  the minority interests'  share of  income  based  upon its pro rata  ownership interest in the above pro
               forma adjustments.............................................................              $        (248)
                                                                                                           ==============

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)


6. POST-MERGER PRO FORMA NET INCOME PER SHARE OF COMMON STOCK HAS BEEN COMPUTED AS FOLLOWS:
          -------------------------------------------------------------------

                                                                                                              Year Ended
                                                                                                           December 31, 1997
                                                                                                           -----------------

           Post-Merger pro forma net income.......................................................          $   23,052,000


           Post-Merger pro forma weighted average common shares (1)...............................              18,570,827

           Pro forma net income per share of Common Stock.........................................          $         1.24


-----------------------------------------------------------------------------------------------------------------------------------
           (1)
           Pre-Merger pro forma weighted average shares from Note 4 above..........................             16,287,390

           PSP11's Series A shares (see Note 4 to the Pro Forma Consolidated Balance Sheet)........              1,713,782

           PSP11's Series B and C (see Note 4 to the Pro Forma Consolidated Balance Sheet).........                569,655
                                                                                                               ------------


           Post-Merger pro forma weighted average Common Stock common shares.......................             18,570,827
                                                                                                               ============
7.       MINORITY INTEREST:
         -----------------

         Minority interest represents ownership interests of OP Units in the consolidated Operating Partnership which are not owned by PSB. The OP
         Units,  subject  to certain  conditions  of the  Operating  Partnership
         Agreement, are convertible into Common Shares of PSB on a one-for-one basis. Pro forma weighted average OP Units outstanding during each period owned by minority interests totaled 7,385,529. The following table summarizes the ownership interests:

                                                                                                               Year Ended
                                                                                                           December 31, 1997
                                                                                                           -----------------

           Pro forma PSB Common Shares outstanding.................................................             18,570,827
           Pro forma OP Units owned by minority  interests which are convertible into PSB Common
             Shares...............................................................................               7,385,529
                                                                                                               ------------
           Total PSB Common Shares outstanding assuming conversion of OP Units.....................             25,956,356
                                                                                                               ============

           Percentage ownership of PSB Common Shares outstanding...................................               71.5%
           Percentage ownership of minority interests..............................................               28.5%
                                                                                                               ------------
                Total ownership interest...........................................................              100.0%
                                                                                                               ============

                                       27